Joint Filer Information
                             -----------------------

Name:                               Baeza & Co., L.L.C.**

Address:                            123 Hillside Avenue
                                    Englewood, NJ 07631

Designated Filer:                   Mario Baeza

Issuer:                             Convergence Communications, Inc.

Date of Event Requiring Statement:  10/18/99

Signature:                          /s/ Mario Baeza
                                    -------------------
                                    Authorized Signatory

** Disclaims beneficial ownership

(122795DTI)